Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of May 24, 2019, is entered into by and between EASTMAN KODAK COMPANY a New Jersey corporation (the “Company”) and the investors listed on Exhibit 1 to the Purchase Agreement (as defined below) (each, a “Purchaser” and collectively, the “Purchasers”).

WITNESSETH:

WHEREAS, the Company and the Purchasers have entered into a Notes Purchase Agreement, dated as of May 20, 2019, (the “Purchase Agreement”), whereunder, among other things, the Purchasers agreed to purchase the Notes (the “Notes”) from the Company, and

WHEREAS, the execution of this Agreement by the Company and its delivery to the Purchasers is required by the Purchase Agreement,

NOW THEREFORE, in consideration of the premises and the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereto acknowledge, the parties agree as follows:

ARTICLE 1. DEFINITIONS

Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement or the Notes, as applicable. As used in this Agreement, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the States of New York or New Jersey generally are authorized or required by law or other government action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Company’s Common Stock, par value $0.01 per share.

“Company Indemnified Parties” has the meaning set forth in Section 6.2.

“Conversion Shares” means those shares of Common Stock issuable upon conversion of all or any portion of the Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Date” means the date on which the Registration Statement is initially filed.

“Indemnified Party” shall have the meaning set forth in Section 6.3.

“Indemnifying Party” shall have the meaning set forth in Section 6.3.

“Inspector” shall have the meaning set forth in Section 4.3.

“Losses” shall have the meaning set forth in Section 6.1.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Purchaser Indemnified Parties” has the meaning set forth in Section 6.1.

“Registrable Securities” means the Conversion Shares; provided, that any such securities shall cease to constitute “Registrable Securities” upon the earliest to occur of: (A) the date on which such securities are disposed of pursuant to the Registration Statement; (B) the date on which such securities become eligible for sale under Rule 144, without restriction thereunder and restrictive legends have been removed from all certificates representing the applicable Registrable Securities; and (C) the date on which such securities cease to be outstanding.

“Registration Statement” means any registration statement contemplated by this Agreement, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 462” means Rule 462 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

ARTICLE 2. RESALE REGISTRATION STATEMENT

2.1 Registration Statement. Subject to Section 2.3, the Company shall use its commercially reasonable efforts to, as soon as reasonably practicable following the earlier to occur of (i) the conversion in full of the Outstanding Balance of the Notes into Conversion Shares in accordance with the terms of the Notes and (ii) the date that is six months prior to the Maturity Date, prepare and file with the Commission the Registration Statement, which shall be a “resale” registration statement providing for the resale of the Registrable Securities pursuant to an offering to be made on a delayed or continuous basis under Rule 415. The Registration Statement shall be on Form S-3 and shall cover to the extent allowable under the Securities Act and the rules promulgated thereunder, such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions of and/or from the Registrable Securities and adjustments in the number of shares of Common Stock into which each share of is convertible made pursuant to the terms of the Notes. The Registration Statement may not include securities other than the Registrable Securities without the prior written consent of the Purchasers. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act and to keep the Registration Statement continuously effective under the Securities Act until the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which all Registrable Securities then held by the Purchasers may be sold without restriction pursuant to Rule 144, as determined by counsel satisfactory to the Company in a written opinion addressed to the Company and its transfer agent.

2.2 Certain Matters.

(a) In the event that, due to limits imposed by the Commission, the Company is unable on the Registration Statement to register for resale under Rule 415 of Regulation C under the Securities Act all of the Registrable Securities that it has agreed to file pursuant to the first sentence of Section 2.1, the Company shall include in the Registration Statement, which may be a subsequent Registration Statement if the Company is required, or determines that it is desirable, to withdraw the original Registration Statement and file a new Registration Statement in order to rely on Rule 415 with respect to the full such amount of the Registrable Securities permitted by the Commission.

(b) In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall register the resale of the Registrable Securities on Form S-1 or another appropriate form, and undertake to register the resale of the Registrable Securities on Form S-3 as soon as such form is available.

2.3 Blackout Period. The Company may postpone the filing or effectiveness of any Registration Statement (or amendment or supplement thereto) or suspend the use or effectiveness of any Registration Statement (and in each case suspend any other related action otherwise contemplated hereunder) for a reasonable “blackout period” if the board of directors of the Company determines in good faith that such registration or the sale by the Purchasers of Registrable Securities under such Registration Statement at such time (i) would adversely affect a pending or proposed significant corporate event, proposed financing or negotiations, proposed offering of Common Stock by the Company on its behalf or pursuant to the Registration Rights Agreement dated September 3, 2013 between the Company and stockholders specified in such agreement, discussions or pending proposals with respect thereto or (ii) would require the disclosure of material non-public information the disclosure of which at such time would, in the good faith judgment of the board of directors of the Company, be materially adverse to the interests of the Company; provided that the filing or effectiveness of a Registration Statement (or amendment or supplement thereto) by the Company may not be postponed and the use or effectiveness of any Registration Statement may not be suspended (A) in the case of clause (i) above, for more than ten (10) days after the abandonment or consummation of any of the pending or proposed significant corporate event, proposed financing or the negotiations, discussions or pending proposals with respect thereto; (B) in the case of clause (ii) above, until the earlier to occur of the filing by the Company of its next succeeding Form 10-K or Form 10-Q or the date upon which such information is otherwise publicly disclosed by the Company; or (C) in any event, in the case of either clause (i) or (ii) above, for more than 90 days after the date of the determination of the board of directors of the Company; provided that the Company may not postpone the filing or effectiveness of a Registration Statement (or amendment or supplement thereto) or suspend the use or effectiveness of any Registration Statement for more than an aggregate of 90 days in any 365-day period. In addition to the foregoing, the Company shall have the right to suspend the Purchasers’ ability to use a Prospectus in connection with non-underwritten sales off of a Registration Statement during each of its regular quarterly blackout periods applicable to directors and senior officers under the Company’s policies in existence from time to time. The Company shall not be required to effectuate an underwritten offering (during such a regular quarterly blackout period or otherwise) to the extent the Company reasonably concludes, after consultation in good faith with the relevant Purchasers, that the Company cannot provide adequate, timely disclosure or satisfy other underwriting conditions in connection with such offering without undue burden.

2.4 Demand Rights for Shelf Takedowns. Subject to Sections 2.3 and 8.4, upon the written demand of the relevant Purchaser(s), the Company will facilitate in the manner described in this Agreement a “takedown” of Registerable Securities off of the Registration Statement; provided that the Purchasers may not, individually or collectively, make such demand more than four times in the aggregate; and provided, furthermore, that any demand for an underwritten offering of Conversion Shares shall have an aggregate market value (based on the most recent closing pricing of the Common Stock into which the Notes are convertible at the time of the demand) of at least $50 million. If a demand by any Purchaser has been made for a shelf takedown, no further demands may be made so long as such offering is still being pursued.

ARTICLE 3. NOTICES, CUTBACKS AND OTHER MATTERS

3.1 Notifications Regarding Request for Takedown. In order for any Purchaser to initiate a shelf takedown off of the Registration Statement, such Purchaser(s) must so notify the Company in writing indicating the number of Registrable Securities sought to be offered and sold in such takedown and the proposed plan of distribution. Pending any required public disclosure by the Company and subject to applicable legal requirements, the parties will maintain the confidentiality of all notices and other communications regarding any such proposed takedown.

3.2 Plan of Distribution, Underwriters and Counsel. If the Registrable Securities are proposed to be sold in an underwritten offering, the relevant Purchaser(s) will be entitled to determine the plan of distribution and select the managing underwriters, in each case subject to the consent of the Company (not to be unreasonably withheld), and such Purchaser(s) will also be entitled to select counsel for the Purchasers (which may be the same as counsel for the Company).

3.3 Cutbacks. If the Registrable Securities are proposed to be sold in an underwritten offering and the managing underwriters advise the Company and the Purchasers that, in their opinion, the number of Registrable Securities requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Registrable Securities being offered, such offering will include only the number of Registrable Securities that the managing underwriters advise can be sold in the offering.

3.4 Withdrawals. If the relevant Purchaser(s) has or have demanded a registered underwritten offering to be conducted, such Purchaser(s) may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Registrable Securities being offered for the Purchasers’ account; provided that if any Purchaser declines to sell, in whole or in part, the Registrable Securities being offered for the Purchasers’ account, then the demand for such underwritten offering shall count as a demand for purposes of Section 2.4 of this Agreement unless such Purchaser reimburses the Company for all reasonable out-of-pocket expenses incurred by the Company in connection with such underwritten offering.

3.5 Lockups. In connection with any underwritten offering of Registrable Securities, the Company and the Purchasers will agree (in the case of the Company, with respect to the Common Stock and any rights related thereto, and in the case of the Purchasers, with respect to the Registrable Securities held respectively held by them and any rights related thereto) to be bound by customary lockup restrictions in the applicable underwriting agreement.

ARTICLE 4. FACILITATING REGISTRATIONS AND OFFERINGS

4.1 Registration Statements. In connection with any Registration Statement, the Company will:

(a) (i) prepare and file with the Commission the Registration Statement covering the applicable Registrable Securities pursuant to Section 2.1 of this Agreement, (ii) file amendments thereto as warranted, (iii) seek the effectiveness thereof, and (iv) file with the Commission such Prospectuses as may be required, all in consultation with the demanding Purchasers (or their representatives) and as reasonably necessary in order to permit the offer and sale of such Registrable Securities in accordance with the applicable plan of distribution;

(b) (1) within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to any Registration Statement, any amendment or supplement to a Prospectus or any issuer free writing prospectus covering Registrable Securities, provide copies of such documents to the demanding Purchasers (or their representatives) and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the demanding Purchasers or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the demanding Purchasers or any underwriter available for discussion of such documents; and

(2) within a reasonable time prior to the filing of any document which is to be incorporated by reference into any Registration Statement or a Prospectus covering Registrable Securities, provide copies of such document to counsel for the demanding Purchasers and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such demanding Purchasers or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(c) use its commercially reasonable efforts to cause any Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement and during the distribution of the registered Registrable Securities (x) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading;

(d) notify the Purchasers promptly, and, if requested by the Purchasers, confirm such advice in writing, (i) when any Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective if such Registration Statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462, (ii) of the issuance by the Commission or any U.S. state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of any Registration Statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period any Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Purchasers, upon receiving written notice of an event described in clauses (ii) to (iv) of this Section 4.1(d), shall discontinue (and direct any other person making offers and sales of Registrable Securities on its behalf to discontinue) offers and sales of Registrable Securities pursuant to any Registration Statement (other than those pursuant to a plan in effect prior to such event and that complies with Rule 10b5-1 under the Exchange Act) until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed and is furnished with an amended or supplemented Prospectus;

(e) furnish counsel for each underwriter, if any, and for the Purchasers with copies of any written correspondence with the Commission or any state securities authority relating to the Registration Statement or Prospectus;

(f) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and

(g) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

4.2 Shelf Takedowns. In connection with any shelf takedown that is demanded by the relevant Purchaser(s), the Company will:

(a) cooperate with the selling Purchasers and the sole underwriter or managing underwriter of an underwritten offering, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof), and registered in such names as the selling Purchasers or the sole underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may reasonably request at least five days prior to any sale of such Registrable Securities;

(b) furnish to the relevant Purchaser(s) and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable Prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Purchaser(s) or underwriter may reasonably request in order to facilitate the public sale of the Registrable Securities, subject to the other provisions of this Agreement; the Company hereby consents to the use of the Prospectus, including each preliminary prospectus, by such Purchaser(s) and each underwriter in connection with the offering and sale of the Registrable Securities covered by the Prospectus or the preliminary prospectus;

(c) (i) use its commercially reasonable efforts to register or qualify the Registrable Securities being offered and sold under all applicable U.S. state securities or “blue sky” laws of such jurisdictions as each underwriter shall reasonably request; (ii) use reasonable efforts to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and/or the Purchasers to consummate the disposition in each such jurisdiction of such Registrable Securities owned by the Purchasers; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to subject itself to taxation in any such jurisdiction, or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

(d) if the listing of such Registrable Securities is then permitted under the rules of such exchange, use its commercially reasonable efforts to cause all Registrable Securities being offered and sold pursuant to this Agreement to be qualified for inclusion in or listed on The New York Stock Exchange or any securities exchange on which the Common Stock issued by the Company are then so qualified or listed if so requested by the demanding Purchaser(s) or if so requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

(e) cooperate and assist in any filings required to be made with The New York Stock Exchange or other securities exchange and, solely with regard to an underwritten shelf takedown, in the performance of any reasonable due diligence investigation by the underwriters;

(f) solely with regard to an underwritten shelf takedown, use its commercially reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be reasonably requested by the demanding Purchaser(s) or the lead managing underwriter;

(g) solely with regard to an underwritten shelf takedown, enter into underwriting agreements in customary form (including provisions with respect to indemnification and contribution in customary form) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

1. make such representations and warranties to the selling Purchaser(s) and the underwriters in such form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

2. obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter) addressed to the underwriters and, if reasonably obtainable, the selling Purchaser(s) covering the matters customarily covered in opinions delivered in similar underwritten offerings; and

3. obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the underwriters, and, if reasonably obtainable, the selling Purchaser(s), which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with similar underwritten offerings.

4.3 Due Diligence. In connection with each registration and offering of Registrable Securities to be sold by the Purchasers, the Company will, in accordance with customary practice, make reasonably available for inspection by representatives of the Purchaser and underwriters and any counsel or accountant retained by the Purchaser or underwriters (each, an “Inspector”) all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise. Such access to information, documents, personnel and other matters shall be provided to such participants, at such times and in such manner as are customary for offerings of the relevant type and as do not unreasonably burden the Company or unreasonably interfere with its operations. With respect to all information, documents and other matters provided or made accessible by the Company in connection with a registered offering hereunder, each Inspector shall agree in writing to hold such information in strict confidence and subject to applicable legal requirements, at all times prior to the public disclosure thereof by the Company.

4.4 Information from the Purchasers. The Purchasers shall, as promptly as reasonably practicable, furnish to the Company such information regarding itself as is required to be included in any Registration Statement or to maintain the effectiveness of any Registration Statement, the ownership of Registrable Securities by the Purchasers and the proposed distribution by the Purchasers of such Registrable Securities as the Company may from time to time reasonably request in writing, and shall execute such documents in connection with such registration as the Company may reasonably request. Each selling Purchaser participating in a registered offering hereunder shall do so on the terms and conditions applicable to such offering and the applicable plan of distribution; provided that no such selling Purchaser shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such selling Purchaser and such selling Purchaser’s Registrable Securities. Notwithstanding any other provision of this Agreement, the Company shall not be required to file any Registration Statement or include Registrable Securities therein unless it has received from the Purchasers, within a reasonable period of time prior to the anticipated Filing Date of such Registration Statement, all requested information required to be included in the Registration Statement.

ARTICLE 5. REGISTRATION EXPENSES

All fees and expenses incident to the performance of or compliance with this Agreement by the Company, except as and to the extent specified in this Section 5, shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, and to the extent applicable (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with each securities exchange or market on which Registrable Securities are required hereunder to be listed, if any, (B) with respect to filing fees required to be paid to the Financial Industry Regulatory Authority and (C) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Purchaser(s) in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Company may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Company), (iii) messenger, telephone and delivery expenses, (iv) Securities Act liability insurance, if the Company elects to purchase such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company’s independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange if required hereunder. The Company shall not be responsible for any underwriters’, brokers’ and dealers’ discounts and commissions, transfer taxes or other similar fees incurred by Purchaser in connection with the sale of the Registrable Securities.

ARTICLE 6. INDEMNIFICATION

6.1 Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, its officers, directors, employees and affiliates, each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors and employees of each such controlling Person (collectively, the “Purchaser Indemnified Parties”), to the full extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys’ and expert witnesses’ fees) and expenses (collectively, “Losses”) (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), to which such Purchaser Indemnified Parties may become subject under the Securities Act or otherwise, arising out of or relating to any violation of securities laws or untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding the relevant Purchaser(s) furnished in writing to the Company by such Purchaser(s) expressly for use therein. The Company shall notify such Purchaser(s) promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Purchaser(s), the directors and officers of such Purchaser(s), or controlling Person of the Purchaser(s), and shall survive the transfer of such securities held by such Purchaser(s).

6.2 Indemnification by Purchaser. Each Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers and employees of such controlling Persons (collectively, the “Company Indemnified Parties”), to the full extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), to which the Company Indemnified Parties may become subject under the Securities Act or otherwise, arising solely out of or based solely upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Purchaser to the Company specifically for inclusion in the Registration Statement or such Prospectus. Notwithstanding anything to the contrary contained herein, each Purchaser shall be liable under this Section 6.2 for only that amount as does not exceed the net proceeds to such Purchaser as a result of the sale of Registrable Securities pursuant to such Registration Statement.

6.3 Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall be entitled to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Indemnified Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such parties shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is a party and indemnity has been sought hereunder, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within thirty (30) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnified Party shall reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

6.4 Contribution. If a claim for indemnification under Sections 6.1 or 6.2 is due but unavailable to an Indemnified Party, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.

The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.3, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. In no event shall the Company be required to contribute an amount under this Section 6.4 in excess of the net proceeds received by it upon the sale of its Registrable Securities pursuant to a Registration Statement giving rise to such contribution obligation. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not also guilty of such fraudulent misrepresentation. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties pursuant to the law.

6.5 Survival. The agreements contained in this Article VI shall survive the transfer of the Registrable Securities by any Purchaser and sale of all of the Registrable Securities pursuant to any registration statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of any Purchaser Indemnified Party.

ARTICLE 7. RULE 144

If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act, so as to enable the Purchasers to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any successor rule or regulation hereafter adopted by the Commission. Upon the request of any Purchaser, the Company will deliver to such Purchaser a written statement as to whether it has complied with such requirements. Notwithstanding anything in this Agreement, the Company shall not be required to register any of its equity securities under Section 12 of the Exchange Act in order to enable the Purchasers to dispose of Registrable Securities under Rule 144.

ARTICLE 8. MISCELLANEOUS

8.1 Remedies. In the event of a breach by the Company or the Purchasers of any of their respective obligations under this Agreement, the Company or the Purchasers, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Purchasers acknowledge and agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by either of them of any of the provisions of this Agreement and each hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

8.2 No Inconsistent Agreements. The Company shall not enter into any such agreement with respect to its securities that is inconsistent with or violates the rights granted to the Purchasers in this Agreement.

8.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Purchasers shall have consented thereto.

8.4 Termination of Registration Rights. This Agreement to register Registrable Securities for sale under the Securities Act shall terminate on the earliest to occur of (i) the first date on which all outstanding Registrable Securities are eligible for sale under Rule 144 and restrictive legends have been removed from all certificates representing the applicable Registrable Securities and (ii) the fifth anniversary of the effective date of the Registration Statement filed pursuant to Section 2.1. Notwithstanding any termination of this Agreement pursuant to this Section 8.4, the parties’ rights and obligations under Article VI hereof shall continue in full force and effect in accordance with their respective terms.

8.5 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be delivered by a recognized courier service, fully prepaid and properly addressed upon the earlier of (i) actual receipt thereof, as shown by the records of such courier or (ii) five days after the receipt thereof by the courier from the party giving it. The addresses for such notice, demand, request, waiver or other communication shall be:

If to the Company:

Eastman Kodak Company

343 State Street

Rochester, NY 14650

Attention:	General Counsel
Fax:	(585) 724-1089

If to Purchasers:

Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900
Memphis, TN 38119

Attention:	Andrew R. McCarroll
Telephone:	901-818-5185
Email:	amccarroll@SEasset.com

Either party may from time to time change its address for notice by giving at least five (5) days written notice of such changed address to the other party.

8.6 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Purchaser and its successors and permitted assigns. Neither party may assign this Agreement nor any of its rights or obligations hereunder without the prior written consent of the other party.

(b) In the event the Company engages in a merger or consolidation in which the Registrable Securities are converted into securities of another company, or if there are any changes in the Common Stock by way of share split, stock dividend, combination or reclassification, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to the Purchasers by the issuer of such securities. To the extent any new issuer, or any other company acquired by the Company in a merger or consolidation, was bound by registration rights obligations that would conflict with the provisions of this Agreement, the Company will, unless the Purchasers otherwise agree, use commercially reasonable efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement.

8.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature were the original thereof.

8.8 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted. The exclusive jurisdiction for the resolution of any conflicts regarding this Agreement shall be in the courts of the Southern District of New York. This exclusive jurisdiction is a material provision to this Agreement.

8.9 Waiver of Jury Trial. Each of the parties to this Agreement hereby unconditionally agrees to waive, to the fullest extent permitted by applicable law, its respective rights to a jury trial of any claim or cause of action (whether based on contract, tort or otherwise) based upon, arising out of or relating to this Agreement or the transactions contemplated hereby. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto: (i) acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings, (ii) acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not in the event of any action or proceeding, seek to enforce the foregoing waiver and (iii) warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.9 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

8.10 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

8.11 Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

8.12 Section Headings. The Section headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by a person thereunto authorized as of the date first indicated above.

COMPANY: EASTMAN KODAK COMPANY

By:	/s/ David E. Bullwinkle

Name:	David E. Bullwinkle

Title:	Chief Financial Officer & Senior Vice President

[Signature Page to Registration Rights Agreement]

PURCHASERS:

C2W PARTNERS MASTER FUND LIMITED

By:	Southeastern Asset Management, Inc., Acting as Investment Advisor

By:	/s/ Andrew R. McCarroll
Name: Andrew R. McCarroll
Title: General Counsel

LONGLEAF PARTNERS SMALL-CAP FUND

By:	Southeastern Asset Management, Inc., Acting as Investment Advisor

By:	/s/ Andrew R. McCarroll
Name: Andrew R. McCarroll
Title: General Counsel

DESERET MUTUAL PENSION TRUST

By:	Southeastern Asset Management, Inc., Acting as Investment Advisor

By:	/s/ Andrew R. McCarroll
Name: Andrew R. McCarroll
Title: General Counsel

[Signature Page to Registration Rights Agreement]